Presidential Realty Corporation	Exhibit 99.1
180 South Broadway
White Plains, N.Y. 10605 (914) 948-1300

NEWS

FOR IMMEDIATE RELEASE
White Plains, New York
May 14, 2009

PRESIDENTIAL REALTY RECEIVES LISTING NOTICE FROM NYSE AMEX

Presidential Realty Corporation, a real estate investment trust whose shares are traded on the NYSE AMEX LLC (PDLA and PDLB), today announced that it had received a notice from the NYSE Amex LLC (the “Exchange”), indicating that the Company is not in compliance with certain of the Exchange’s continued listing standards due to (1) having stockholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three of its four most recent fiscal years as set forth in Section 1003(a)(ii) of the Exchange’s Company Guide and (2) the Company’s Class A common stock having an aggregate market value of shares publicly held of less than $1,000,000 for more than 90 consecutive days as set forth in Section 1003(b)(i)(C) of the Exchange’s Company Guide.

The Company may submit a plan of compliance to the Exchange by June 12, 2009 that demonstrates the Company’s ability to regain compliance with the listing standards of the Exchange’s Company Guide by November 15, 2010 with respect to Section 1003(a)(ii) of the Exchange’s Company Guide and by November 13, 2009 with respect to Section 1003(b)(i)(C) of the Exchange’s Company Guide. The Company currently intends to submit such a plan to the Exchange. If the plan is accepted, the Company may be able to continue its listing during the remediation periods, during which time it will be subject to periodic review to determine whether it is making progress consistent with the plan. The Company’s Class A common stock and Class B common stock continue to trade under the symbols “PDLA” and “PDLB,” respectively, but these symbols will become subject to the indicator extension “.BC” to denote the Company’s noncompliance with the Exchange’s listing standards.

About Presidential Realty

Presidential Realty Corporation, a real estate investment trust, is engaged principally in the ownership of income-producing real estate and in the holding of notes and mortgages secured by real estate or interests in real estate.

Forward-Looking Statements

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of such forward-looking statements include statements concerning the Company’s compliance with NYSE Amex listing criteria and its ability to develop, implement and execute a plan in order to regain and maintain compliance.  These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

Presidential Realty Corporation	Exhibit 99.1
180 South Broadway
White Plains, N.Y. 10605 (914) 948-1300

NEWS

FOR IMMEDIATE RELEASE
White Plains, New York
May 14, 2009

•	The Company may not be able to improve its results of operations or stockholders’ equity in order regain compliance with exchange listing criteria,
•
Generally adverse economic and business conditions, which, among other things, (a) affect the demand for residential, retail, industrial and office space at properties owned by the Company or which are security for loans made by the Company, (b) affect the availability and creditworthiness of prospective tenants and the rental rates obtainable at the properties, and (c) affect consumer demand for the products offered by the tenants at the malls owned by the joint ventures in which the Company is a member, which adversely affects the operating results and valuations of such malls;

•
Adverse changes in the real estate markets, including a severe tightening of the availability of credit, which adversely affect the ability of the Company or the joint ventures in which the Company is a member to sell, or refinance the mortgages on, their properties and which may also affect the ability of prospective tenants to rent space at these properties;

•	General risks of real estate development, ownership and operation;
•	Governmental actions and initiatives; and
•	Environmental and safety requirements.

Additional factors that could cause Presidential’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2008 Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.  Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

For further information contact:

Jeffrey F. Joseph, President
Presidential Realty Corporation
at the above address and telephone number